UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2025

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 8, 2025, stockholders of SRx Health Solutions, Inc. (the “Company”) holding a majority of the voting power of the Company entitled to vote (the “Consenting Stockholders”) as of the record date of October 7, 2025 (the “Record Date”) approved the following matters by way of a written consent resolution:

● The issuance, under the Common Share Purchase Agreement by and between the Company and an investor (the “ELOC Purchase Agreement”), of more than that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock) (or securities convertible into or exercisable for Common Sock, including without limitation notes or warrants) which equals 19.99% of the Common Stock then outstanding.

● The issuance, under the Securities Purchase Agreement between the Company and the investors party thereto dated July 7, 2025, of more than that number of shares of Common Stock (or securities convertible into or exercisable for Common Stock, including without limitation notes or warrants) which equals 19.99% of the Common Stock then outstanding.

● A proposed future offering of the Company’s securities to accredited investors in a private transaction, in which the Company may issue more than that number of shares of Common Stock (or securities convertible into or exercisable for Common Stock, including without limitation notes or warrants) which equals 19.99% of the Common Stock then outstanding.

● The amendment of the Company’s Certificate of Incorporation in order to increase the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 to 5,000,000,000.

● The amendment of Section 7 of the Company’s Bylaws to reduce the quorum required for a meeting or vote of the Company’s stockholders from a majority of the outstanding shares of Common Stock to one third of the outstanding shares of Common Stock.

● Authorization of an additional reverse stock split (the “Additional Reverse Split”) of the Common Stock, to occur subsequent to the reverse stock split which was previously approved by the Stockholders on July 23, 2025 (the “Original Reverse Split”), which Additional Reverse Split would be effectuated at a ratio in the range of 15-to-1 and 85-to-1 (the “Additional Split Range”), with the timing (to occur subsequent to the Original Reverse Split but not later than March 31, 2026) and the actual ratio at which the Additional Reverse Split shall be effectuated to be determined by the Board in its discretion following the approval of the Additional Reverse Split by the Stockholders

On the date of the written consent, which is the Record Date and the date the Company received a copy of the written consent of the Consenting Stockholders, there were issued and outstanding shares of the Company’s capital stock representing 25,491,843 votes on an as converted basis. The Consenting Stockholders from whom we obtained the written consent in lieu of a meeting held in the aggregate 13,052,560 shares of voting capital stock (on an as converted basis) representing 51.20% of the outstanding voting power of the Company’s stockholders. As the Reverse Stock Split was approved by written consent, there were no votes against, abstaining or broker non-votes in relation to these matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Health Solutions, Inc.

By:	/s/ Carolina Martinez
Name:	Carolina Martinez
Title:	Chief Financial Officer

October 9, 2025